                      GRANDCHILDREN'S REALTY ALTERNATIVE
                   MANAGEMENT PROGRAM I LIMITED PARTNERSHIP
                            c/o Time Masters, Inc.
                                6425 Beach Road
                        Eden Prairie, Minnesota  55344
                             Phone (612) 943-3334
                              Fax (612) 942-8911


                                October 4, 1996


LaserMaster Corporation
Attn: Michael Knight, Esq.
General Counsel
7156 Shady Oak Road
Eden Prairie, Minnesota  55344

     Re: Amended and Restated Lease Agreement dated as of December 31, 1995 by and between Grandchildren's Realty Alternative Management Program I Limited Partnership and LaserMaster Corporation (the "LEASE") (capitalized terms utilized in this correspondence shall have the meanings ascribed to them in the Lease unless separately defined herein)

Gentlemen:

     The purpose of this correspondence is to reduce to writing the agreements between Landlord and Tenant to amend the Lease. Set forth below is an outline of such agreements, which shall constitute an amendment to the Lease:

     1. Lease Term shall mean the period from the Commencement Date through and including December 31, 2010.

     2. Commencing on October 1, 1996 with respect to each installment the Base Rent due under the Lease through and including the installment of Base Rent due on October 1, 2001, Tenant shall pay to Landlord an additional monthly amount of $7,000 (the "RENOVATION INSTALLMENT").

     3. Provided no Event of Default has occurred and is continuing, Landlord shall, to the extent of the first $315,000 of Renovation Installments at its sole cost and expense and not as an Operating Expense, complete the Renovation Work prior to January 1, 1998 on a lien free basis, using duly licensed and qualified contractors, in accordance with all Legal Requirements, in a good and workmanlike manner, pursuant to plans and specifications reasonably approved by Tenant within thirty (30) days following receipt thereof by Tenant from Landlord, and with minimal interference with the operations of Tenant at the Project. In connection with the performance by Landlord of the Renovation Work, Tenant shall act
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LaserMaster Corporation
October 4, 1996
Page 2


reasonably and in good faith to avoid interference with Landlord's performance of the Renovation Work.

     4. For purposes of this Agreement the term "Renovation Work" shall mean those items generally described on Exhibit "1" attached hereto.

     5. LaserMaster hereby agrees to pay all filing fees and deed taxes related to the sale/leaseback transaction on Shady View office center between First Industrial LP and Grandchildren's Realty Alternative Management Program I Limited Partnership. The deed tax is approximately $24,585.00 and payable to Hennepin County.

     6. Except as hereby amended, the Lease remains unmodified and in full force and effect.

     If the foregoing accurately reflects our agreement, please so indicate by executing the enclosed copy of this correspondence and return the same to the undersigned.

     Should you have any questions, please do not hesitate to contact the undersigned.

                              Very truly yours,

                              GRANDCHILDREN'S REALTY ALTERNATIVE
                              MANAGEMENT PROGRAM I LIMITED
                              PARTNERSHIP

                              By TimeMasters, Inc.
                              Its General Partner



                              By /s/ Melvin L. Masters
                                -----------------------------------
                                 Melvin L. Masters
                                 Its President

Agreed and accepted as of
the date first set forth above.

LASERMASTER CORPORATION



By_________________________
   Its_____________________